UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2008

(Date of earliest event reported)

Access Integrated Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

Signatures

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On March 31, 2008, Access Integrated Technologies, Inc. (the “Company”) entered into an amended and restated employment agreement with A. Dale Mayo, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors (the “Employment Agreement”).

The Employment Agreement with Mr. Mayo, which supersedes the terms and conditions of his existing employment agreement, became effective on April 1, 2008 and extends the term of his employment to March 31, 2011. Upon such expiration, either the Board or Mr. Mayo may exercise the option to have Mr. Mayo serve only as Chairman and Chief Executive Officer of the Company for a term of three years, with both his time commitment and Base Salary (as defined therein) reduced by 50% from their levels immediately before such change in roles.

Under his previous employment agreement, Mr. Mayo received an annual base salary of $600,000 and a guaranteed bonus of $240,000 per year. Under the Employment Agreement, Mr. Mayo will receive a base salary of $600,000, subject to increase for subsequent years in the sole discretion of the Compensation Committee of the Board (the “Committee”), and an annual bonus based on the satisfaction of certain performance targets to be set annually by the Committee, which bonus shall not exceed 131.25% of Mr. Mayo’s then-Base Salary and is payable in cash, as to the portion of any bonus earned for an initial target, and then 50% in cash and 50% in restricted stock for any additional bonus amount earned for higher targets. Mr. Mayo will also be entitled to participate in all benefit plans provided to senior executives of the Company.

On March 31, 2008, pursuant to the Employment Agreement, Mr. Mayo received 750,000 non-qualified stock options under the Company’s Second Amended and Restated 2000 Equity Incentive Plan. The options have an exercise price of $3.25 and an expiration date of March 31, 2014, and will vest on the third anniversary of the date of grant or earlier upon the satisfaction of the following targets for the price of the Company’s Class A Common Stock:

Measurement and Vesting Date	Number of Options to Vest	Price Target
March 31, 2009	1/3	$7.00 for 10 consecutive trading days during April 1, 2008-March 31, 2009
March 31, 2009	2/3	$9.50 for 10 consecutive trading days during April 1, 2008-March 31, 2009
March 31, 2009	all	$12.00 for 10 consecutive trading days during April 1, 2008-March 31, 2009
March 31, 2010	1/3 of previously unvested options	$7.00 for 10 consecutive trading days during April 1, 2008-March 31, 2010
March 31, 2010	2/3 of previously unvested options	$9.50 for 10 consecutive trading days during April 1, 2008-March 31, 2010
March 31, 2010	all previously unvested options	$12.00 for 10 consecutive trading days during April 1, 2009-March 31, 2010

The grant is subject to approval of shareholders to the extent required by law.

The descriptions of the amended and restated employment agreement and the non-qualified stock option agreement set forth above are qualified in their entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference, and the form of non-qualified stock option agreement, which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit Number	Description
	10.1	Amended and Restated Employment, dated March 31, 2008, between Access Integrated Technologies, Inc. and A. Dale Mayo.
	10.2	Form of Non-Qualified Stock Option Agreement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of April 2, 2008

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

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